Exhibit 32.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        In connection with the Quarterly Report on Form 10-Q of Colony Credit Real Estate, Inc. (the “Company”) for the three months ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Mazzei, as Chief Executive Officer and President of the Company, hereby certify, pursuant to 18 U.S.C. Section §1350, as adopted pursuant to Section §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Michael J. Mazzei
Michael J. Mazzei
Chief Executive Officer and President
Date:	May 6, 2021

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.